                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         APPLIED MICROSYSTEMS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        APPLIED MICROSYSTEMS CORPORATION
                             5020 148TH AVENUE N.E.
                         REDMOND, WASHINGTON 98052-5172

                            ------------------------

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                             ---------------------

To the Shareholders

OF APPLIED MICROSYSTEMS CORPORATION:

    The Annual Meeting of Shareholders of Applied Microsystems Corporation, a Washington corporation (the "Company"), will be held on May 25, 1999, at 11:00 am, Pacific Daylight Time, at the Company's headquarters, 5020 148th Avenue N.E., Redmond, WA, for the following purposes as more fully described in the accompanying Proxy Statement:

    1. To consider and act upon a proposal to amend the Company's Restated Articles of Incorporation to establish a classified Board of Directors and to provide for removal of directors before their specified class date only for cause, all as more fully described in the accompanying Proxy Statement;

    2.  To elect six directors;

    3. To consider and approve an amendment to the Company's 1992 Performance Stock Plan;

    4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company's fiscal year ending December 31, 1999; and

    5. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business on March 31, 1999 will be entitled to vote at the meeting. A list of shareholders as of that date will be available at the meeting and for ten days prior to the meeting at the Company's headquarters, 5020 148th Avenue N.E., Redmond, Washington 98052.

                                          By order of the Board of Directors

                                          Robert L. Deinhammer
                                          CHAIRMAN

Redmond, Washington
April 12, 1999

--------------------------------------------------------------------------------
                              YOUR VOTE IS IMPORTANT!
             PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND
                MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
--------------------------------------------------------------------------------

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION..........................................................           1

BOARD OF DIRECTORS.........................................................................................           2
  Compensation of Directors................................................................................           2
  Committees of the Board..................................................................................           2
  Nominees for Director....................................................................................           3

VOTING SECURITIES AND PRINCIPAL HOLDERS....................................................................           4
  Ownership Information....................................................................................           4
  Section 16(a) Beneficial Ownership Reporting Compliance..................................................           5

COMPENSATION AND BENEFITS..................................................................................           6
  Executive Officer Compensation...........................................................................           6
  Compensation Committee Report on Executive Compensation..................................................           8
  Comparative Performance Graph............................................................................           9

PROPOSAL 1--AMENDMENT TO CLASSIFY THE BOARD OF DIRECTORS...................................................          10

PROPOSAL 2--ELECTION OF DIRECTORS..........................................................................          12

PROPOSAL 3--APPROVAL OF AMENDMENT TO 1992 PERFORMANCE STOCK PLAN...........................................          13

PROPOSAL 4--APPOINTMENT OF INDEPENDENT AUDITORS............................................................          15

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING..............................................................          16

EXHIBIT A..................................................................................................          17

                                PROXY STATEMENT
               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Applied Microsystems Corporation, a Washington corporation (the "Company"), for use at the Annual Meeting of Shareholders on May 25, 1999, and at any adjournments thereof. This Proxy Statement, a proxy card, and the Report of the President together with the Company's Form 10-K as filed with the Securities and Exchange Commission on March 31, 1999 (hereinafter, the "Annual Report"), including financial statements for its fiscal year ended December 31, 1998, are being sent to all shareholders of record as of the close of business on March 31, 1999, for delivery beginning on or about April 15, 1999.

    At the close of business on March 31, 1999, there were 6,703,009 shares of Common Stock of the Company outstanding. Only holders of record of the shares outstanding at such time will be entitled to vote at the meeting. The presence at the meeting of at least a majority of such shares, either in person or by proxy, is required for a quorum. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so, whether or not they choose to attend the meeting in person.

    If you are a shareholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and a general subject title on the proxy card. Please review the voting instructions on the proxy card and read the text of the proposals and the position of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendations of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

    For the reasons stated in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR the proposal to amend the Articles of Incorporation to provide for a classified Board of Directors, FOR each of the six individuals nominated to serve as a director, FOR approval of the amendment to the Company's 1992 Performance Stock Plan, and FOR ratification of the appointment of Ernst & Young LLP as independent auditors. If you hold shares of Common Stock through a brokerage firm or other intermediary, you must provide instructions on voting to your nominee holder.

    The Board of Directors knows of no other matters which are to be presented at the meeting. However, if any other matters are properly presented for action, the proxies named on the proxy card will be authorized by your proxy to vote on them in their discretion.

    On each matter properly brought before the meeting, shareholders will be entitled to one vote for each share of Common Stock held. Under Washington law and the Company's Articles of Incorporation and Bylaws, if a quorum exists at the meeting: (a) the amendment to the Articles of Incorporation will be approved if it receives the affirmative votes of at least a majority of all outstanding shares of Common Stock; (b) the six nominees for director who receive the greatest number of votes cast in the election of directors will be elected; (c) the proposal to approve the amendment to the Company's 1992 Performance Stock Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; and (d) the proposal to ratify the appointment of auditors will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

    Shareholders may abstain from voting on the proposal to amend the Articles of Incorporation, or on one or more of the nominees for director and may abstain from voting on the proposals to approve the amendment to the Company's 1992 Performance Stock Plan, or to ratify the appointment of auditors. Abstentions and broker non-votes will be considered represented at the Annual Meeting for the purpose of calculating a quorum. Broker non-votes will have the practical effect of votes "against" the proposal to amend the Articles of Incorporation because each such abstention or broker non-vote represents one less vote in favor of such proposal. Abstention from voting or a broker non-vote for a nominee for director may make it less likely that the nominee will be one of the six nominees for director who receive the greatest number of votes cast. Abstention from voting or a broker non-vote on the proposal to approve the amendments to the Company's 1992 Performance Stock Plan, or the proposal to ratify the appointment of auditors will have no effect, since approval of these proposals is based solely on the number of votes actually cast.

    If you execute a proxy, you may revoke it by taking one of the following three actions: (a) by giving written notice of the revocation to the Secretary of the Company at its principal executive offices; (b) by executing a proxy with a later date and delivering it to the Secretary of the Company at its principal executive offices; or (c) by personally attending and voting at the meeting.

    The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will also reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock.

                               BOARD OF DIRECTORS

    The business of the Company is managed under the direction of a Board of Directors consisting of six directors. The following individuals are currently serving as directors: Robert L. Deinhammer, Charles H. House, Elwood D. Howse, Jr., Anthony Miadich (Chairman), Paul N. Risinger, and Stephen J. Verleye.

    The full Board of Directors met seven times during the Company's fiscal year ended December 31, 1998. No incumbent member attended fewer than 75% of the total number of meetings of the Board of Directors and of any Board committees of which he was a member during that fiscal year.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or representatives of shareholders of the Company receive $500 for each Board meeting attended ($200 for each Board meeting at which such director participated by telephone or teleconference). Messrs. House, Howse and Risinger are currently the only such directors.

    The Company also has established a Directors Stock Option Plan (the "Director Plan"), under which a grant of a nonqualified stock option covering 2,500 shares of Common Stock is automatically made to each outside director on the date of each annual meeting of shareholders. During the fiscal year ended December 31, 1998, 7,500 options were granted under the Director Plan. In addition, Mr. House was granted a 10,000 share stock option under the Company's 1992 Performance Stock Plan upon becoming a board member in 1998.

COMMITTEES OF THE BOARD

    Committees of the Board consist of an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee. The Audit Committee, currently composed of Messrs. House, Howse (Chairman), Miadich and Risinger, reviews the Company's internal accounting procedures and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met once during the fiscal year ended December 31, 1998. The Compensation Committee, currently composed of Messrs. House, Howse, Miadich, and Risinger, reviews and recommends to the Board the compensation and benefits to be provided to the Company's officers and reviews general policy matters relating to employee compensation and benefits. The Compensation Committee acted six times during the fiscal year ended December 31,1998.

NOMINEES FOR DIRECTOR

    The following individuals, each of whom currently serves as a director of the Company, have been nominated for re-election at the meeting:

    ROBERT L. DEINHAMMER joined the Company in July 1992 and served as a director since then. He assumed the role of Chairman of the Board in April 1999. From July 1992 thru March 1999, he served as the Company's President and Chief Executive Officer. Before joining the Company, he served as an independent consultant from January 1991 to July 1992, and held senior management positions at several high-technology companies, including President and Chief Operating Officer of ADAC Laboratories from May 1985 to December 1990. From April 1984 to May 1985, Mr. Deinhammer served as President and Chief Operating Officer of Silicon General, after serving as Vice President and General Manager of one of its operating divisions from April 1979 to March 1984.

    CHARLES H. HOUSE has served as a Director of the Company since July 1998. Mr. House presently serves as Executive Vice President of Core Systems Development for Dialogic Corp. in Parsippany, New Jersey, a position to which he was appointed in November 1997. House joined Dialogic in December 1995, serving first as President of Spectron MicroSystems in Santa Barbara, CA, a wholly-owned subsidiary of Dialogic which was sold to Texas Instruments in February 1998. Prior to that, he served as Senior Vice President and General Manager of the VISTA Division of Veritas Software, from December 1993 until its sale to Centerline Software in 1995. From May 1991 through December 1993, House was Senior Vice President of Product Development and Management of Informix Software. House also was with Hewlett-Packard from 1962 to April 1991, first as a member of the technical staff, and then as founder and, later as General Manager of HP's Logic Systems division. He then served for 10 years as corporate Engineering Director and General Manager of HP's Software Engineering Systems division.

    ELWOOD D. HOWSE, JR. has served as a Director of the Company since February 1992. Mr. Howse has served as President of Cable & Howse Ventures, a Northwest venture capital management firm, since 1981, and as General Partner of the CH Partners venture funds. He is also a Director of OrthoLogic Corporation, which is listed on the Nasdaq National Market, as well as other private companies.

    ANTHONY MIADICH has served as a Director of the Company since January 1990, and as its Chairman of the Board from August 1992 to March 1999. In addition, Mr. Miadich served as the Company's Interim Chief Executive Officer from April 1992 to July 1992. Since 1987, he has served as the Managing Partner of Orien Ventures, a venture capital firm, and since 1988, has been a General Partner of Orien II, L.P., a venture capital fund ("Orien"). Mr. Miadich has also served as Chairman of the Investment Committee of the Indonesian Growth Fund, a venture firm, since 1993. He is also a director of other private portfolio companies.

    PAUL N. RISINGER has served as a Director of the Company since December 1993. From 1989 to 1996, he was Vice Chairman of the Board of SymmetriCom, Inc., which is listed on the Nasdaq National Market, as well as a Director of several of that company's subsidiaries, including Linfinity Microelectronics, Inc. He was also a founder of Telecom Solutions. He is presently a consultant.

    STEPHEN J. VERLEYE joined the Company in April 1999 as its President, Chief Executive Officer and Director. Prior to joining the Company, Mr. Verleye spent six years at RadiSys Corp., first as its Vice President of Marketing, and subsequently served as the Company's Vice President of Business Development. In May 1996 he was appointed Vice President and General Manager, Commercial Equipment Division and in October 1998 he was appointed joint responsibility of the merged Automation Equipment Division. From 1986 to 1993, Mr. Verleye held various marketing management roles at Sequent Computer

Systems, Inc., the most recent being Director of Product Marketing. From 1977 to 1986, Mr. Verleye held various sales and marketing roles at Intel.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OWNERSHIP INFORMATION

    The following table sets forth, as of March 31, 1999, certain information regarding beneficial ownership of the Company's Common Stock (a) by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (b) by each director and nominee for director, (c) by the Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus, for the fiscal year ended December 31, 1998, exceeded $100,000, and (d) by all of the Company's executive officers and directors as a group. Unless otherwise noted, the named beneficial owner has sole voting and investment power.

                                                                            NUMBER OF SHARES
                                                                            OF COMMON STOCK
                                                                              BENEFICIALLY        PERCENT OF COMMON
NAME AND ADDRESS                                                                OWNED(1)          STOCK OUTSTANDING
------------------------------------------------------------------------  --------------------  ---------------------
Anthony Miadich(2) .....................................................         1,311,257                 19.6%
  Orien II, L.P.
  c/o Orien Ventures 300
  Oswego Point Dr., Suite 100
  Lake Oswego, OR 97034

Kopp Investment Advisors, Inc.(3) ......................................           850,850                 12.7
  7701 France Avenue South, Suite 500
  Edina, MN 55435

Robert L. Deinhammer ...................................................           567,494                  8.5
  c/o Applied Microsystems Corporation
  5020 148th Avenue N.E.
  Redmond, WA 98073-9072

A. James Beach(4).......................................................           113,174                  1.7

Douglas A. Fullaway(5)..................................................            71,515                  1.1

John Stressing(6).......................................................            68,436                  1.0

Larry Ritter(7).........................................................            44,134                *

Elwood D. Howse, Jr.(8).................................................            40,731                *

Paul N. Risinger(9).....................................................            17,500                *

Charles H. House(10)....................................................            10,000                *

Stephen J. Verleye(11)..................................................                 0                *

All executive officers and Directors as a group
  (9 individuals)(12)...................................................         2,244,241                 33.6%

------------------------

   * Less than 1%.

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 7,500 shares subject to presently exercisable options issued to Mr. Miadich, 2,500 of which option shares are subject to the Company's right to repurchase under specified circumstances. Mr. Miadich is a Managing General Partner of Orien Venture Partners, L.P., the general partner of Orien II Partners, L.P., which is the General Partner of Orien, and shares voting and investment power over shares held by Orien with George Kalan, a General Partner of Orien Venture Partners, L.P.

 (3) Based entirely on information contained in the Schedule 13G filed, by Kopp Investment Advisors. Kopp Investment Advisors disclaims beneficial ownership of such shares.

 (4) Includes 50,000 shares subject to presently exercisable options, 42,500 of which are subject to the Company's right to repurchase under specified circumstances, which right to repurchase does not apply in the event of termination of employment on account of death or disability or certain involuntary termination occurring within 18 months following a change of control of the Company.

 (5) Includes 64,000 shares subject to presently exercisable options, 42,500 of which are subject to the Company's right to repurchase under specified circumstances, which right to repurchase does not apply in the event of termination of employment on account of death or disability or certain involuntary termination occurring within 18 months following a change of control of the Company.

 (6) Represents 67,000 shares subject to presently exercisable options, 67,000 of which are subject to the Company's right to repurchase under specified circumstances.

 (7) Includes 35,000 shares subject to presently exercisable options, 31,250 of which are subject to the Company's right to repurchase under specified circumstances, which right to repurchase does not apply in the event of termination of employment on account of death or disability or certain involuntary termination occurring within 18 months following a change of control of the Company.

 (8) Represents 10,000 shares subject to presently exercisable options, 2,500 of which are subject to the Company's right to repurchase under specified circumstances.

 (9) Represents 17,500 shares subject to presently exercisable options, 2,500 of which are subject to the Company's right to repurchase under specified circumstances.

 (10) Represents 10,000 shares subject to presently exercisable options, 10,000
      of which are subject to   the Company's right to repurchase under
      specified circumstances.

 (11) Mr. Verleye joined the Board of Directors after March 31, 1999. He holds vested and unvested options to purchase 215,000 shares of common stock.

 (12) Includes 261,000 shares subject to presently exercisable options, 200,750 of which are subject to the Company's right to repurchase under specified circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

    Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements under
Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended December 31, 1998, all of the Company's officers and directors, and all of the persons known to the Company to own more than ten percent of its Common Stock, complied with all such reporting requirements.

                           COMPENSATION AND BENEFITS

EXECUTIVE OFFICER COMPENSATION

    COMPENSATION SUMMARY. The following table sets forth information regarding compensation earned during the Company's fiscal year ended December 31, 1998, and during the two preceding fiscal years, by the Chief Executive Officer and the other executive officers whose total annual salary and bonus exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                     -----------------
                                                              ANNUAL COMPENSATION       SECURITIES
                                                            -----------------------     UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION                    FISCAL YEAR  SALARY($)   BONUS(1)($)  STOCK OPTIONS(#)   COMPENSATION(2)($)
---------------------------------------------  -----------  ----------  -----------  -----------------  -------------------
Robert L.Deinhammer(3) ......................        1998   $  310,000   $  75,500               0           $   6,231
  President and Chief                                1997   $  310,000   $       0               0           $   7,918
  Executive Officer                                  1996   $  294,613   $ 275,000               0           $   7,804

Douglas A. Fullaway .........................        1998   $  142,696   $  28,438          20,000           $   3,831
  Executive Vice President                           1997   $  130,000   $       0               0           $   4,514
                                                     1996   $  115,893   $  89,500          30,000           $   3,777

A. James Beach ..............................        1998   $  132,266   $  31,252          20,000           $   3,124
  Vice President, Secretary, Treasurer               1997   $  125,000   $       0               0           $   3,132
  and Chief Financial Officer                        1996   $  112,356   $  94,200          30,000           $   3,544

Larry Ritter ................................        1998   $  136,086   $  19,250          20,000           $   2,307
  Vice President Marketing                           1997   $  125,000   $       0               0           $   2,156
                                                     1996   $   99,996   $  22,000          15,000           $   2,596

John Stressing(4) ...........................        1998   $   79,620   $  77,771(5)        67,000          $     120
  Vice President World Wide Sales

------------------------

(1) Bonuses are reflected in the year they were earned, without regard to when the amounts were received.

 (2) Represents employer 401K matching contribution and term life insurance premiums.

 (3) Mr. Deinhammer resigned as President and Chief Executive Officer in April 1999 in connection with the hiring of Mr. Verleye to those positions. Mr. Deinhammer now serves as Chairman of the Board.

 (4) Mr. Stressing joined the company in June 1998.

 (5) Bonus consists entirely of commissions.

    OPTION GRANTS. The following table shows information concerning option grants to purchase Common Stock made to each of the named executive officers during the fiscal year ended December 31, 1998.

                             OPTION GRANTS IN 1998

                                                                                                          POTENTIAL REALIZABLE
                                                                  INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                               --------------------------------------------------------     ANNUAL RATES OF
                                                 NUMBER OF      PERCENT OF                                    STOCK PRICE
                                                SECURITIES     TOTAL OPTIONS                                APPRECIATION FOR
                                                UNDERLYING      GRANTED TO      EXERCISE                    OPTIONS TERM(3)
                                                  OPTIONS        EMPLOYEES        PRICE     EXPIRATION   ----------------------
NAME                                           GRANTED(#)(1)      IN 1998       ($/SH)(2)      DATE        5%($)       10%($)
---------------------------------------------  -------------  ---------------  -----------  -----------  ----------  ----------
Robert L. Deinhammer.........................           --              --             --           --           --          --
Douglas A. Fullaway..........................       20,000             3.8%     $    4.56      5/22/08   $   57,393  $  145,445
A. James Beach...............................       20,000             3.8%          4.56      5/22/08       57,393     145,445
Larry Ritter.................................       20,000             3.8%          4.56      5/22/08       57,393     145,445
John Stressing...............................       67,000            12.8%          4.00      6/10/08      168,544     427,123

------------------------

(1) The options were granted under the 1992 Performance Stock Plan. Each option is exercisable upon issuance, but shares acquired under the option may be repurchased by the Company or its assignee if the officer's employment terminates within the four-year period following the date of grant. Such shares are released from repurchase provisions at the rate of 25% of the shares subject to the option on each of the first four anniversaries of the grant date.

 (2) The exercise price of each option is the closing price on the grant date.

 (3) Potential gains are net of exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the repurchase periods. The actual value realized may be greater or less than the potential realizable value set forth in the table.

    OPTION EXERCISES. The following table shows information concerning stock options exercised by the named executive officers during the Company's fiscal year ended December 31, 1998, including the aggregate value of any gains realized on such exercise. The table also shows information regarding the number and value of unexercised options held by the named executive officers at the end of that fiscal year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                          NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN-
                                                                                   AT                THE-MONEY OPTIONS AT FISCAL
                                           SHARES                          FISCAL YEAR-END(#)               YEAR-END($)(2)
                                         ACQUIRED ON      VALUE      ------------------------------  ----------------------------
NAME                                     EXERCISE(#)  REALIZED($)(1) EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
---------------------------------------  -----------  -------------  -----------  -----------------  -----------  ---------------
Robert L. Deinhammer...................          --            --            --              --              --             --
Douglas A. Fullaway....................          --            --        64,000              --       $  51,450      $      --
A. James Beach.........................       7,800     $  34,515        50,000              --              --             --
Larry Ritter...........................       3,750        19,643        35,000              --              --             --
John Stressing.........................                                  67,000              --              --             --

------------------------

(1) Represents the aggregate estimated fair value, on the date of exercise, of the shares of Common Stock received on exercise of options, less the aggregate option exercise price.

(2) Represents the aggregate estimated fair value, on December 31, 1998, of the shares of Common Stock subject to outstanding in-the-money options, less the aggregate option exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for setting and administering the policies governing annual compensation of the executive officers, including the annual management bonus plan and the Company's Stock Option Plan. The Committee is composed exclusively of directors who are neither employees nor former employees of the Company nor eligible to participate in any of the Company's executive compensation programs.

    The Committee's compensation philosophy is to provide salary, bonus and equity incentives to the Company's officers and other employees through programs designed to attract and retain the best personnel to allow the Company to achieve its goals and maintain its competitive posture. The Company seeks to foster an environment that rewards superior performance and joins the interests of employees to that of the stockholders through equity incentives.

    At the beginning of every year, the Committee reviews with the Chief Executive Officer and approves, with modifications it deems appropriate, an annual compensation plan for the Company's executive officers. In making individual base salary decisions, the Compensation Committee considers each officer's duties, the quality of the individual's performance, the individual's potential, external market compensation practices, and the contribution the officer has made to the Company's overall performance. The Compensation Committee also compares the salary of each officer with other officers' salaries, taking into account the number of years employed by the Company, the possibility of future promotions and the extent and frequency of prior salary adjustments.

    The Company's bonus plan is a material element to the annual compensation program and is based upon achieving earnings targets and individual goals. Individual goals relate to such matters as sales or earnings targets, business and opportunity development, and staff recruitment, development and the like. Officers are eligible to receive bonuses semiannually, subject to successful achievement against these targets and individual goals.

    In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Committee considers the current stock ownership of the officer, relevant industry experience, the impact of the officer's contribution, the number of years each officer has been employed by the Company, the possibility of future promotions, and the extent and frequency of prior option grants.

    The Committee reviews and sets the base salary of the Chief Executive Officer based on the assessment of his past performance, its expectations as to his future contributions in leading the Company and its business, and to the competitive compensation environment for chief executive officers. Based upon the noted criteria, in January 1998, the Committee established a base salary of $310,000 for Mr. Deinhammer for 1998 which was the same as 1997. In addition, the Committee established a progressive bonus program for 1998 based upon advancing the Company's strategy, strengthening the management team and achieving financial goals, qualified Mr. Deinhammer to receive a bonus calculated against base salary. The Committee concluded that Mr. Deinhammer earned a bonus of $75,500 based upon performance with respect to such criteria.

COMPENSATION COMMITTEE

      Charles H. House
     Elwood D. Howse, Jr.
     Anthony Miadich
     Paul N. Risinger

COMPARATIVE PERFORMANCE GRAPH

    Set forth below is a graph comparing the cumulative total return to shareholders on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S. Companies) ("Nasdaq Market Index") and the Nasdaq Computer and Data Processing Index for the period beginning on November 14, 1995(1), the date of the Company's initial public offering, and ended on December 31, 1998.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG APPLIED MICROSYSTEMS CORPORATION COMMON STOCK,
                          THE NASDAQ MARKET INDEX AND
                         THE NASDAQ COMPUTER & DP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              APPLIED      NASDAQ MARKET    NASDAQ COMPUTER &
           MICROSYSTEMS        INDEX             DP INDEX
11/14/95         $100.00          $100.00               $100.00
12/31/95           90.00           101.13                 99.36
12/31/96          132.50           124.36                122.63
12/31/97           56.09           152.57                150.65
12/31/98           38.75           214.47                269.60

                                             11/14/95(2)  12/31/95   12/31/96   12/31/97   12/31/98
                                             -----------  ---------  ---------  ---------  ---------
Applied Microsystems Corporation...........   $  100.00   $   90.00  $  132.50  $   56.09  $   38.75
Nasadaq Market Index.......................   $  100.00   $  101.13  $  124.36  $  152.57  $  214.47
Nasadaq Computer and DP Index..............   $  100.00   $   99.36  $  122.63  $  150.65  $  269.60

(1) For purposes of this presentation, the Company has assumed that its initial offering price of $10.00 per share would have been the closing sales price on November 14, 1995, the day prior to commencement of trading.

(2) The total return on the Company's Common Stock and each index assumes the value of each investment was $100 on November 14, 1995. Return information is historical and not necessarily indicative of future performance.

            PROPOSAL 1--AMENDMENT TO CLASSIFY THE BOARD OF DIRECTORS

    At the Annual Meeting, the shareholders of the Company will be asked to approve a proposal to amend the Articles of Incorporation to establish a classified Board of Directors and to provide for removal of directors before their specified class date only for cause.

The Proposed Amendment

    On February 2, 1999, the Company's Board of Directors approved an amendment to the Articles of Incorporation to classify the Company's Board of Directors into three classes and to provide for removal of directors before their specified class date only for cause, as more fully described below (the "Proposed Amendment"). Under Washington law, the affirmative vote of at least a majority of all outstanding shares of Common Stock is required for approval of the Proposed Amendment. The Proposed Amendment may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult. Each shareholder should carefully study the following description of the Proposed Amendment and the text of the Proposed Amendment as set forth in Exhibit A to this Proxy Statement. The description of the Proposed Amendment set forth below is qualified in its entirety by reference to the text of the Proposed Amendment set forth in Exhibit A.

Reasons For The Proposal; Anti-Takeover Effects

    The Company's existing charter documents provide that directors are to be elected annually for one-year terms. Approving the proposal to classify the Board of Directors will divide the Board of Directors into three classes, consisting of two Directors in each class. Except during the initial phase-in period, and for Directors elected to fill vacancies, the term of office of the Directors of each class shall expire at the third annual meeting of shareholders after their election. Any Director elected by the board to fill a vacancy will, pursuant to the Washington Business Corporation Act ("WBCA"), stand for election by shareholders at the next meeting of shareholders at which directors are elected.

    The increased used of tender offers to obtain corporate control has prompted many companies to adopt defensive techniques to fend off hostile offers. Some of these techniques, such as the Company's existing shareholder rights plan ("Rights Plan"), described below, operate only after there has been an attempt to gain control of a company. Staggering the terms of the Board of Directors, on the other hand, will affect every election of Directors and is not triggered by a particular event such as a takeover attempt. The Company is not aware of any effort to accumulate its securities or to gain control of the Company, and the proposal to stagger the terms of directors is not being proposed to block any particular effort. Anti-takeover measures are to some extent cumulative, however, and one reason for adopting them is to encourage potential acquirers to negotiate with the Company.

    Classification of the Board of Directors will have the effect of making it more difficult to change the composition of the Board of Directors. The present provision requires that the entire Board of Directors be nominated and elected each year, which currently permits the entire Board of Directors to be replaced at one shareholders' meeting. If the proposal to stagger the terms of the Board of Directors is approved, at least two annual meetings will be required to effect a change in the majority of the Board of Directors, unless members are removed for cause at a meeting called for that purpose. The Company believes that the proposal to stagger the terms of the Board of Directors will help maximize shareholder value by ensuring continuity of experience and stability of management, which is desirable and in the best interests of the Company and its shareholders generally.

    The proposed amendment may have the effect of making it more difficult to replace Directors for reasons that are unrelated to a change in control, and without regard to whether a majority of shareholders believe that such a change would be desirable. To the extent that providing for staggered terms of Directors deters a change in control of the Company, for example, through an unsolicited takeover, the proposed amendment may also make it less likely that a merger will be consummated. On balance, however, the Board of Directors believes that the advantages received from ensuring continuity of management, avoiding undue disruption of the Company's business, and encouraging negotiations with management and the Board of Directors outweigh potential disadvantages.

    The proposed amendment is consistent with other provisions of the Company's current Charter and Bylaws, and provisions of Washington law, described below.

Charter Provisions

    The Restated Articles of Incorporation currently provide that shareholders do not have the right to cumulate votes in the election of directors. The Restated Articles of Incorporation provide that the authorized capital of the Company consists of 30,000,000 shares of stock, of which 25,000,000 shares are common stock and 5,000,000 shares are "blank check" preferred stock that the board may issue from time to time in one or more classes or series without shareholder approval. Of these 5,000,000 shares of preferred stock, 1,000,000 shares have been designated Series A Preferred Stock. See "Shareholder Rights Plan," below.

    The Company's charter documents also include provisions that limit the right of a shareholder to raise a proposal at a shareholders' meeting, to nominate a candidate for the board, and providing that special meetings of shareholders may be called only by the board, its chairman, the president of the Company or by holders of 10% or more of the outstanding shares of common stock.

Shareholder Rights Plan

    In 1998, the Company adopted a Rights Plan, declaring a dividend of one preferred share purchase right ("Right") for each outstanding share of the Company's common stock. The Rights become exercisable upon the earlier of a person or group announcing (1) an acquisition of 15% or more of the common stock of the Company or (2) the commencement of a tender or exchange offer that would result in such person acquiring ownership of 15% or more of the common stock of the Company. Each Right entitles the holder to purchase 1/100th of a preferred share at a current price of $30. Upon a triggering event, each holder of a Right shall be entitled to purchase common stock that has a market value equal to 2x the exercise price of the Right. For example, after a triggering event, a holder would be entitled to receive common stock with an aggregate fair market value of $60 upon payment of the $30 exercise price. In addition, an acquiring person may be required to assume the obligations under the Rights Plan, such that Rights may be exchanged for securities of an acquiring company under certain circumstances. The Company is entitled to redeem the Rights at $0.01 each under specified circumstances. In adopting the Rights Plan it was the intention of the Board of Directors to encourage negotiation with the Company, ensure that shareholders are treated equitably in the event of any proposed takeover, and guard against partial or two-tiered tender offers that can result in a change in control without payment to shareholders of fair value.

Washington State Law

    The Company was incorporated in the state of Washington in 1979. Washington law contains provisions that may have the effect of delaying or discouraging a hostile takeover of the Company. Chapter 23B.19 of the WBCA generally prohibits a merger, sale of assets or liquidation of a corporation involving an "Interested Shareholder" (defined generally as a person or affiliated group who beneficially own 20% or more of the corporation's outstanding voting securities), unless determined to be at a "fair price" or otherwise approved by a majority of the Company's disinterested directors or the holders of two-thirds of the votes of each voting group entitled to vote separately on the transaction, excluding the votes of the Interested Shareholder.

    Chapter 23B.19 of the WBCA prohibits a corporation, with some exceptions, from engaging in certain significant business transactions with a person or group of persons who beneficially acquire 10% or more of the corporation's outstanding voting securities for a period of five years after such acquisition. The prohibited transactions include, among others, a merger with, disposition of assets to, or issuance or redemption of stock to or from such person or group of persons to receive any disproportionate benefit as a shareholder.

    Section 23B.07.040 of the WBCA and the Company's charter documents prohibit the Company from taking shareholder action by written consent without a meeting. The effect of this provision is to require a potential buyer to hold a meeting to obtain shareholder approval which may delay action and increase the cost to an acquirer of gaining control of the Company and, therefore, be a deterrent.

    The provisions of the WBCA regarding the prohibition of significant business transactions and taking action by shareholder consent in lieu of a meeting apply automatically to the Company by virtue of its incorporation in Washington. The WBCA does not permit Washington corporations to "opt out" of these provisions by director or shareholder vote. The proposal to classify the Company's board, together with the Rights Plan and certain provisions, described above, of the Company's charter documents and the WBCA, may have the effect of delaying, deterring or preventing a hostile takeover or change of control of management of the Company. This effect could deprive shareholders of opportunities to sell their shares at higher-than-market prices. These items may also, however, tend to ensure continuity of management and policies for the Company and encourage those seeking control of the Company to negotiate with management and the Board of Directors.

Recommendation Of The Board Of Directors

    As discussed below in connection with Proposal 2, Election of Directors, the Company intends to implement the staggered Board of Directors provisions immediately following the effective date of the proposed amendment to the Company's Restated Articles of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF PROPOSAL 1.

                       PROPOSAL 2--ELECTION OF DIRECTORS

    If the shareholders approve Proposal 1 to classify the Board of Directors, the board will be divided into three classes (Class 1, Class 2, and Class 3), consisting of two directors in each class.

    The Board of Directors has unanimously approved the nominees named below for the terms indicated. Unless instructions to the contrary are given on the proxy card, a vote "FOR" the slate of nominees will result in their election to Class 1, Class 2, or Class 3, as indicated below. If Proposal 1 is not approved by shareholders, each Director elected at the annual meeting will hold office until the next annual meeting of shareholders or until a successor shall have been elected and qualified. If any nominee shall not be a candidate for election as a Director at the Annual Meeting, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the existing Directors. No circumstances are presently known which would render any nominee named herein unavailable.

    NOMINEES FOR ELECTION AS CLASS 1 DIRECTORS. The following are the nominees of the Board of Directors to serve, following the effectiveness of the amendment to the Restated Articles of Incorporation, as Class 1 Directors until the Annual Meeting in 2000:

NAME                                       AGE      POSITION
-------------------------------------     -----     -------------------------------------
Paul N. Risinger.....................          65   Director
Stephen J. Verleye...................          43   Director, CEO, & President

    NOMINEES FOR ELECTION AS CLASS 2 DIRECTORS. The following are the nominees of the Board of Directors to serve, following the effectiveness of the amendment to the Restated Articles of Incorporation, as Class 2 Directors until the Annual Meeting in 2001:

NAME                                       AGE      POSITION
-------------------------------------     -----     -------------------------------------
Charles H. House.....................          58   Director
Elwood D. Howse, Jr..................          59   Director

    NOMINEES FOR ELECTION AS CLASS 3 DIRECTOR. The following is the nominee of the Board of Directors to serve, following the effectiveness of the amendment to the Restated Articles of Incorporation, as Class 3 Director until the Annual Meeting in 2002:

NAME                                       AGE      POSITION
-------------------------------------     -----     -------------------------------------
Robert L. Deinhammer.................          53   Director, Chairman
Anthony Miadich......................          56   Director

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF PROPOSAL 2.

        PROPOSAL 3--APPROVAL OF AMENDMENT TO 1992 PERFORMANCE STOCK PLAN

    The Board of Directors has adopted an amendment to the Company's 1992 Performance Stock Plan (the "1992 Plan") that, subject to shareholder approval, increases by 250,000 shares the number of shares of Common Stock reserved for issuance upon exercise of options under the 1992 Plan. The Board of Directors believes that the additional shares will, among other things, promote the interests of the Company and its shareholders by assisting the Company in attracting, retaining and stimulating the performance of officers and employees. As of March 1, 1999, a total of 1,621,268 shares of Common Stock (inclusive of the additional shares) were available for issuance upon exercise of options granted or to be granted under the 1992 plan.

SUMMARY OF PLAN

    The 1992 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code, nonstatutory stock options, stock appreciation and stock purchase rights, cash bonus rights and stock bonuses to eligible directors, employees, consultants, advisors and contractors of the Company and its subsidiaries (collectively, the "Grantees"). The 1992 Plan is administered by the Compensation Committee of the Board of Directors (the "Administrator"), which selects the Grantees and determines the type of grant, number of shares, exercise price, duration, vesting and other relevant terms subject to the provisions of the 1992 Plan. The plan provides that no Grantee will receive options to acquire more than 375,000 shares of Common Stock in any calendar year. The exercise price of all incentive stock options granted under the 1992 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of all nonstatutory stock options and other grants under the 1992 Plan is determined by the Administrator. The exercise price of any incentive stock option granted to a Grantee holding more than 10% of the voting power of the capital stock of the Company must equal at least 110% of the fair market value of the Common Stock on the grant date, and the term of the option must not exceed five years. The term of all other options granted under the 1992 Plan may not exceed ten years.

    In the event of certain changes in control of the Company, the 1992 Plan and any options or other unexercised rights granted thereunder will terminate unless the 1992 Plan is continued and such options and other unexercised rights are assumed, or new options or rights relating to securities of the successor entity are substituted for such options and other unexercised rights, with appropriate adjustments. If, in the event of such change in control, provision is not made for such continuance and assumption or substitution, the 1992 Plan provides that the rights of each Grantee thereunder will be accelerated.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

    With respect to incentive stock options, the tax consequences to an optionee will vary depending on whether certain holding period requirements are met. In addition, an option will cease to be an incentive stock option, and thereafter be taxed as a nonqualified stock option, if the optionee exercises the option more than three months following termination of employment for any reason other than death or disability or more than one year following termination of employment on account of disability.

    If an optionee acquiring stock pursuant to an incentive stock option does not dispose of the stock until at least one year after the transfer of the stock to the optionee and at least two years from the date of grant of the option, then, subject to the alternative minimum tax rules discussed below, there will be no tax consequences to the optionee or the Company when the incentive stock option is granted or when it is exercised. When the stock is ultimately sold, gain or loss will be determined, based on the difference between the net proceeds of the sale and the aggregate exercise price paid for the stock, and the optionee will be required to report such gain or loss as long-term capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

    If stock acquired upon exercise of an incentive stock option is sold by the optionee and, at the time of the sale, the holding period requirements described in the preceding paragraph have not been met, the federal income tax consequences to the optionee will be as follows:

    (a) The optionee will be required to report, on his or her federal income tax return for the year in which the sale occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price at which the stock was acquired (the Company will generally be entitled to a compensation deduction in an equivalent amount.)

    (b) For purposes of determining gain or loss upon sale of the stock, an amount equal to this compensation income will be added to the exercise price at which the stock was acquired, and the total will be the optionee's adjusted cost of the stock. Gain or loss will be determined, based upon the difference between the optionee's adjusted cost of the stock and the net proceeds of the sale, and the optionee will be required to report such gain or loss as long-term or short-term (depending on how long the optionee held the stock) capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

    When an optionee exercises an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price paid results in an adjustment in computing alternative minimum taxable income for purposes of Sections 55 ET SEQ. of the Code, which may trigger alternative minimum tax consequences for optionees. Any alternative minimum tax that is payable may ultimately be credited against future taxes owed.

    With respect to nonqualified stock options, there are generally no tax consequences to the optionee or the Company when the option is granted. Upon exercise of the option, the optionee will be required to report, on his or her federal income tax return for the year in which the exercise occurs, additional compensation or self-employment income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price at which the stock was acquired (the Company will generally be entitled to a deduction in an equivalent amount). When the stock is ultimately sold, the transaction will be taxed in the manner described in subparagraph (b) above for incentive stock options.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1992 PERFORMANCE STOCK PLAN.

                PROPOSAL 4--APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP as independent auditors for the Company's fiscal year ending December 31, 1999. This firm has audited the accounts of the Company since 1986. The firm performed audit services in connection with the examination of the consolidated financial statements of the Company for its fiscal year ended December 31, 1998. In addition, the firm has rendered and will render other services, including the review of financial statements and related information in various registration statements and filings with the SEC and limited review of financial statements and related information contained in quarterly reports provided to shareholders and the SEC.

    If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement prepared in connection with the Company's 2000 Annual Meeting of Shareholders must deliver a copy of the proposal to the Secretary of the Company, at the Company's principal executive offices, no later than December 10, 1999. A shareholder must have been a record or beneficial owner of at least one percent of the Company's outstanding Common Stock, or shares of Common Stock having a market value of at least $1,000, for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

    The Company's Restated Bylaws outline procedures, including minimum notice provisions, that govern the nomination of directors by shareholders and certain other matters that a shareholder proposes to bring before the annual meeting. A copy of the pertinent provisions of the Restated Bylaws is available upon request to A. James Beach, Corporate Secretary, Applied Microsystems Corporation, 5020 148th Avenue N.E., Redmond, Washington 98052.

    IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                          APPLIED MICROSYSTEMS CORPORATION

April 12, 1999
Redmond, Washington

                                   EXHIBIT A

                 PROPOSED AMENDMENT TO ARTICLE 5 OF THE AMENDED
                     AND RESTATED ARTICLES OF INCORPORATION

    Article 5 of the Company's Amended and Restated Articles of incorporation is amended to add the following:

    5.1.1 When the Board of Directors shall consist of four or more members, the directors shall be divided into three classes: Class 1, Class 2 and Class 3. Each class shall be as nearly equal in number of directors as possible. Except as otherwise provided in this section 5.1, each director shall serve for a term ending at the third annual meeting of shareholders following the director's election; provided, that at the 1999 annual meeting of shareholders, the following classes shall be elected for the terms set forth below:

CLASS                      TERM
-----------------------  ---------
Class 1                  1 year
Class 2                  2 years
Class 3                  3 years

    5.1.2 At each annual meeting of shareholders, the directors nominated to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose terms then expire as directorships of another class in order more nearly to achieve equality in the number of directors in the respective classes. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds.

    5.1.3 Notwithstanding the foregoing provisions of this section 5.1, in all cases, including upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member until the expiration of his or her term or his or her earlier death, resignation or removal. Any vacancy in any class resulting from the death, resignation or removal of a director or an increase in the number of authorized directors may be filled by the directors in any manner permitted by the Act; provided, if the term of the director or directors in that class is not scheduled to expire at the next annual meeting of shareholders, the term of the director chosen to fill such vacancy shall continue only until the next annual meeting of shareholders at which a successor shall be chosen for a term to expire at the scheduled date for expiration of the term of the director or directors in that class.

PROXY

                       APPLIED MICROSYSTEMS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having received the Notice of Annual Meeting of Shareholders of Applied Microsystems Corporation (the "Company"), and the related Proxy Statement dated April 12, 1999, hereby appoints Robert L. Deinhammer and A. James Beach, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders of the Company on May 25, 1999, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified below, or to the extent not specified, to vote FOR the election as directors of all nominees named below and FOR proposals 1, 3 and 4 and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED ON THE REVERSE BY THE UNDERSIGNED. EXCEPT AS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSED AMENDMENT TO THE COMPANY'S 1992 PERFORMANCE STOCK PLAN AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                           * FOLD AND DETACH HERE *

                                                      Please mark
                                                      your votes as
                                                      indicated in     /X/
                                                      the example



                                           FOR   AGAINST   ABSTAIN
                                           ---   -------   -------
PROPOSAL 1:  PROPOSED AMENDMENT            / /     / /       / /
             TO CLASSIFY THE BOARD
             OF DIRECTORS


                                                        WITHHOLD
                                                    AUTHORITY TO VOTE
                                                    FOR ALL NOMINEES
                                           FOR        LISTED BELOW
PROPOSAL 2:  ELECTION OF DIRECTORS         ---      ------------------
                                           / /             / /
Nominees:    Robert L. Deinhammer,
             Charles H. House,
             Elwood D. Howse, Jr.,         (INSTRUCTION: To withhold authority
             Anthony Miadich,              to vote FOR any individual nominee,
             Paul N. Risinger, and         strike a line through the nominee's
             Stephen J. Verleye            name in the list).



                                           FOR   AGAINST   ABSTAIN
                                           ---   -------   -------
PROPOSAL 3:  PROPOSED AMENDMENT TO THE     / /     / /       / /
             1992 PERFORMANCE STOCK PLAN


                                           FOR   AGAINST   ABSTAIN
                                           ---   -------   -------
PROPOSAL 4:  RATIFICATION OF APPOINTMENT   / /     / /       / /
             OF INDEPENDENT AUDITORS







         PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY
                        IN THE ENCLOSED ENVELOPE


SIGNATURE______________________ SIGNATURE_______________________ DATE__________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.